UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 14, 2007

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 14, 2007, the Company entered into a Term Loan Credit Agreement (“Credit Agreement”), with JP Morgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Citibank, N.A. as Documentation Agent. The aggregate commitment under the Credit Agreement is One Billion Five Hundred Million Dollars ($1,500,000,000), the proceeds of which will be utilized for the payment of the merger consideration in the Company’s acquisition of Playtex Products, Inc. for $18.30 per share, which is anticipated to close during the first week of October, 2007.

The Credit Agreement contains customary affirmative covenants, including, without limitation, financial and other reporting obligations, corporate existence and power, conduct of business, compliance with laws, maintenance of insurance, keeping of books, maintenance of properties, payment of taxes, ERISA compliance, environmental compliance, use of proceeds, and addition of subsidiary guarantors. The Credit Agreement also contains customary restrictive covenants, including, without limitation, restrictions on the following: subsidiary indebtedness; sales of assets; liens; investments; contingent obligations; conduct of business, formation of subsidiaries and acquisitions; transactions with shareholders and affiliates; restrictions on fundamental changes; and sales and leasebacks; margin regulations; ERISA obligations; subsidiary covenants; hedging obligations; issuance of disqualified stock; non-guarantor subsidiaries; amendments to corporate documents; and change in fiscal year.

The Credit Agreement contains financial covenants, including, without limitation, covenants pertaining to the following:

•
Maximum Consolidated Total Debt/ EBITDA Ratio:  At no time shall the ratio of total indebtedness of the Company and its consolidated subsidiaries to EBITDA of the Company and its consolidated subsidiaries for the Company’s then most recently completed four fiscal quarters exceed 3.5 to 1.0, however, if the Company elects to pay additional interest, the ratio may exceed 3.5 to 1.0 but be no greater than 4.0 to 1.0 for a period of not more than four successive fiscal quarters.

•	Minimum Interest Expense Coverage Ratio: The Company must maintain a ratio of EBIT to interest expense of greater than 3.0 to 1.0 for each fiscal quarter.

The Credit Agreement contains customary events of default, including, without limitation, failure to make payment in connection with the credit facility when due; breach of representations and warranties; default in any covenant or agreement set forth in the Credit Agreement; cross default upon payment defaults or the occurrence of a default (resulting in acceleration) under any other agreement governing indebtedness in excess of $30,000,000 of the Company or any of its subsidiaries; events of bankruptcy; the occurrence of one or more unstayed or undischarged judgments or attachments in excess of $30,000,000; dissolution; the occurrence of an ERISA termination event in excess of $30,000,000; the waiver of a minimum funding standard in excess of $30,000,000; change of control; environmental matters in excess of $30,000,000; subsidiary guarantor revocation; or the occurrence of the amortization date or a termination event under the Company’s asset securitization facility. The Credit Agreement also includes customary provisions protecting the lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes (including appropriate gross-up provisions).

The form of the Credit Agreement is attached to this filing as Exhibit 10.1.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: September 18, 2007

EXHIBIT INDEX

Exhibit No.

10.1                                Form of Term Loan Credit Agreement.